Exhibit 10.4(b)

ABL INTERCREDITOR AGREEMENT

Dated as of August 29, 2017

among

PNC BANK, NATIONAL ASSOCIATION,

as ABL Collateral Agent

and

BNP PARIBAS,

as Term Loan Collateral Agent

and acknowledged and agreed to by

GREEN PLAINS TRADE GROUP LLC,

as the ABL Borrower

and the other ABL Grantors referred to herein

i

EXHIBITS

Exhibit A – Joinder Agreement (Additional ABL Grantors)

ii

ABL INTERCREDITOR AGREEMENT

This ABL INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of August 29, 2017, and entered into by and among PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “ABL Collateral Agent”) and BNP PARIBAS, as collateral agent for the holders of the Term Loan Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Term Loan Collateral Agent”) and acknowledged and agreed to by GREEN PLAINS TRADE GROUP LLC, a Delaware limited liability company (the “ABL Borrower”), GREEN PLAINS COMMODITY MANAGEMENT LLC (“GP Commodity”) and the other ABL Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The ABL Borrower, the lenders and agents party thereto, and the ABL Collateral Agent have entered into the Fourth Amended and Restated Revolving Credit and Security Agreement dated as of July 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or, subject to Section 5.3 hereof, Refinanced, the “ABL Credit Agreement”);

Green Plains Inc. (the “Term Loan Borrower”), the lenders and agents party thereto, and BNPP, as collateral agent, have entered into that certain Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, or, subject to Section 5.3 hereof, Refinanced the “Term Loan Agreement”);

Pursuant to (i) that certain Guaranty dated as of the date hereof, the Term Loan Borrower and certain of its Subsidiaries (excluding for the avoidance of doubt, Green Plains Cattle Company LLC, a Delaware limited liability company and its Subsidiaries (collectively, “GP Cattle”), Green Plains Grain Company, a Delaware limited liability company and its Subsidiaries (collectively, “GP Grain”) and the ABL Grantors) (in such capacity, the Term Loan Borrower and such other guarantors, the “ABL Guarantors”) have agreed to guarantee the ABL Obligations (the “ABL Guaranty”); and (ii) the Term Loan Agreement, the Term Loan Borrower has agreed to cause certain current and future Subsidiaries (including, for the avoidance of doubt, the ABL Grantors, GP Cattle and GP Trade)) (in such capacity, all such guarantors, the “Term Loan Guarantors” and together with the Term Loan Borrower, the “Term Loan Obligors”) to agree to guarantee the Term Loan Obligations pursuant to a Guaranty (the “Term Loan Guaranty”);

To secure the ABL Obligations, (i) the ABL Borrower has granted a Lien on substantially all of its assets to the ABL Collateral Agent pursuant to that certain Security Agreement dated as of October 28, 2011 (as amended, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”) and the other ABL Collateral Documents and (ii) concurrently with the execution and delivery of this Agreement, each ABL Guarantor will grant Liens on substantially all of the assets of such ABL Guarantor (the “Term Priority Collateral”) to the Pari Passu Agent for the benefit of, among others, the holders of the ABL Obligations, pursuant to the terms of the ABL Loan Documents.

To secure the Term Loan Obligations, the Term Loan Obligors (including the ABL Grantors) have agreed to grant Liens on substantially all of the assets of the Term Loan Obligors pursuant to the terms of the Term Loan Documents.

Concurrently with the execution and delivery of this Agreement, the Term Loan Collateral Agent and the Pari Passu Agent will enter into a Term Loan Intercreditor and Collateral Agency Agreement pursuant to which the Term Loan Collateral Agent and the Pari Passu Agent will set forth their respective Lien priorities in, and rights and remedies with respect to, the Term Priority Collateral.

The ABL Obligations are to be secured (i) by Liens on the ABL Priority Collateral of the ABL Grantors that are senior in priority to the Liens securing the Term Loan Obligations on the ABL Priority Collateral pursuant to the terms of this Agreement and (ii) by Liens on the Term Priority Collateral of the ABL Guarantors that are junior in priority to the Liens securing the Term Loan Obligations on the Term Priority Collateral pursuant to the terms of the Term Loan Intercreditor and Collateral Agency Agreement;

The Term Loan Obligations are to be secured (i) by Liens on the Term Priority Collateral that are senior in priority to the Liens securing the ABL Obligations on the Term Priority Collateral pursuant to the terms of the Term Loan Intercreditor and Collateral Agency Agreement, (ii) by Liens on the ABL Priority Collateral of the ABL Grantors that are junior in priority to the Liens securing the ABL Obligations on the ABL Priority Collateral of the ABL Grantors pursuant to the terms of this Agreement, and (iii) by Liens on certain assets of GP Cattle and GP Grain which assets, for the avoidance of doubt, shall not serve as collateral to secure any ABL Obligations. The ABL Loan Documents and the Term Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the ABL Priority Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the ABL Collateral Agent (on behalf of each ABL Claimholder) and the Term Loan Collateral Agent (on behalf of each Term Loan Claimholder), intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1.    Definitions.

1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Borrower” has the meaning set forth in the Preamble to this Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders and the agents under the ABL Loan Documents.

“ABL Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“ABL Collateral Documents” means any agreement, document or instrument, in each case pursuant to which a Lien is granted by an ABL Grantor securing any ABL Obligations or pursuant to which any such Lien is perfected.

“ABL Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“ABL Debt” means the Indebtedness now or hereafter incurred pursuant to the ABL Loan Documents.

“ABL Grantor” means the ABL Borrower, GP Commodity and each Subsidiary of the ABL Borrower and GP Commodity that has or may from time to time hereafter execute and deliver any ABL Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL Obligations.

“ABL Guarantors” has the meaning set forth in the Recitals to this Agreement.

“ABL Guaranty” has the meaning set forth in the Recitals to this Agreement.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Loan Documents.

“ABL Loan Documents” means the ABL Credit Agreement and the Other Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the ABL Obligations and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“ABL Obligations” means the “Obligations” or similar term as defined in the ABL Credit Agreement.

“ABL Pledged Collateral” has the meaning set forth in Section 5.5.

“ABL Priority Collateral” means, at any time, all of the assets and property of any ABL Grantor, whether real, personal or mixed, in which the holders of ABL Obligations and the holders of Term Loan Obligations (or their respective Collateral Agents) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the ABL Obligations, are deemed pursuant to Section 2 to hold a security interest), including any property of any ABL Grantor subject to Liens granted pursuant to Section 6 to secure both ABL Obligations and Term Loan Obligations. For the avoidance of doubt, ABL Priority Collateral shall, at no time, include any assets or property, whether real, personal or mixed, of any Person other than the assets and property of the ABL Grantors.

“ABL Security Agreement” has the meaning set forth in the Recitals to this Agreement.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) (including, without limitation, Cash Management Liabilities (as defined in the ABL Credit Agreement) of any ABL Grantor, whether on account of principal, interest, reimbursement obligations, fees indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the ABL Loan Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Claimholders” means the ABL Claimholders and/or the Term Loan Claimholders, as the context may require.

“Collateral Agent” means any ABL Collateral Agent and/or any Term Loan Collateral Agent, as the context may require.

“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Declined Liens” has the meaning set forth in Section 2.3.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the ABL Loan Documents;

(b)    payment in full in cash of all Hedging Obligations and Bank Product Obligations each constituting ABL Obligations or the cash collateralization of all such Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)    payment in full in cash of all other ABL Obligations (including fees, expenses and other charges that pursuant to the ABL Loan Documents continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such fees, expenses and other charges are allowed or allowable in such Insolvency or Liquidation Proceeding) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)    termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations; and

(e)    termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event greater than 105% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the ABL Loan Documents;

provided, that the Discharge of ABL Obligations shall be deemed not to have occurred if any ABL Loan Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Loan Documents;

(b)    payment in full in cash of all Hedging Obligations constituting Term Loan Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)    payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(d)    termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations;

provided, that the Discharge of Term Loan Obligations shall be deemed not to have occurred if any Term Loan Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a)    foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), ABL Priority Collateral, or otherwise exercise or enforce remedial rights with respect to ABL Priority Collateral under the ABL Loan Documents or the Term Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)    solicit bids from third Persons, approve bid procedures for any proposed disposition of ABL Priority Collateral, to conduct the liquidation or disposition of ABL Priority Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling ABL Priority Collateral;

(c)    receive a transfer of ABL Priority Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)    otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the ABL Priority Collateral at law, in equity, or pursuant to the ABL Loan Documents or Term Loan Documents, in each case to the extent relating to the ABL Priority Collateral (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the ABL Priority Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising ABL Priority Collateral); or

(e)    effectuate or cause the Disposition of ABL Priority Collateral by any ABL Grantor after the occurrence and during the continuation of an event of default under the ABL Loan Documents or the Term Loan Documents with the consent of the ABL Collateral Agent (or ABL Claimholders) or the Term Loan Collateral Agent (or Term Loan Claimholders), as applicable.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“GP Cattle” has the meaning set forth in the Recitals to this Agreement.

“GP Commodity” has the meaning set forth in the Preamble to this Agreement.

“GP Grain” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreement” means a Swap Contract entered into by an ABL Grantor with a counterparty as permitted under the ABL Loan Documents.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement, including, without limitation, any Hedge Liabilities (as defined in the ABL Credit Agreement).

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit or Hedging Obligations.

“Insolvency or Liquidation Proceeding” means:

(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any ABL Grantor;

(b)    any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any ABL Grantor or with respect to a material portion of their respective assets;

(c)    any liquidation, dissolution, reorganization or winding up of any ABL Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)    any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any ABL Grantor.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto required to be executed pursuant to Section 8.17 hereof.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“New ABL Agent” has the meaning set forth in Section 5.6(a).

“New ABL Debt Notice” has the meaning set forth in Section 5.6(a).

“New Term Loan Agent” has the meaning set forth in Section 5.6(b).

“New Term Debt Notice” has the meaning set forth in Section 5.6(b).

“Obligations” means all obligations of every nature of each ABL Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Term Loan Claimholders or any of them or their respective Affiliates, in each case, under the ABL Loan Documents, the Term Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Pari Passu Agent” shall mean BNP Paribas, in its capacity as collateral agent on behalf of the holders of the ABL Obligations, holders of the ABL-Cattle Obligations (as defined in the Term Loan Intercreditor and Collateral Agency Agreement) and the holders of the ABL-Grain Obligations (as defined in the Term Loan Intercreditor and Collateral Agency Agreement).

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Loan Documents or the Term Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Event” has the meaning set forth in Section 5.7.

“Purchase Notice” has the meaning set forth in Section 5.7.

“Purchase Period” has the meaning set forth in Section 5.7.

“Purchase Price” has the meaning set forth in Section 5.7.

“Purchasing Creditors” has the meaning set forth in Section 5.7.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“ Term Loan Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Term Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Borrower” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Claimholders” means, at any relevant time, the holders of Term Loan Obligations at that time, including the Term Loan Lenders and the agents under the Term Loan Documents.

“Term Loan Collateral Documents” means the Collateral Documents (as defined in the Term Loan Agreement) and any other agreement, document or instrument, in each case pursuant to which a Lien is granted by an ABL Grantor securing any Term Loan Obligations or pursuant to which any such Lien is perfected.

“Term Loan Collateral Agent” has the meaning set forth in the Recitals in this Agreement.

“Term Loan Debt” means the Indebtedness now or hereafter incurred pursuant to the Term Loan Documents.

“Term Loan Documents” means the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Term Loan Obligations, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Term Loan Guarantors” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Intercreditor and Collateral Agency Agreement” has the meaning set forth in the Recitals in this Agreement.

“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Agreement.

“Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any ABL Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Obligations” means all “ Obligations” or similar term as defined in the Term Loan Agreement.

“Term Loan Obligors” has the meaning set forth in the Recitals to this Agreement.

“Term Priority Collateral” has the meaning set forth in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)    any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted herein and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)    any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.    Lien Priorities.

2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Loan Obligations granted on the ABL Priority Collateral or of any Liens securing the ABL Obligations granted on the ABL Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the Term Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens on the ABL Priority Collateral securing the ABL Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, the Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, hereby agrees that:

(a)    any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term Loan Obligations; and

(b)    any Lien on the ABL Priority Collateral securing any Term Loan Obligations now or hereafter held by or on behalf of the Term Loan Collateral Agent, any Term Loan Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations. All Liens on the ABL Priority Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Loan Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of any ABL Grantor.

2.2    Prohibition on Contesting Liens; No Marshaling. Each of the Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, and the ABL Collateral Agent, for itself and on behalf of each other ABL

Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the ABL Claimholders in the ABL Priority Collateral or by or on behalf of any of the Term Loan Claimholders in the ABL Priority Collateral, as the case may be, or the amount, nature or extent of the ABL Obligations or Term Loan Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Collateral Agent or any other ABL Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens on the ABL Priority Collateral securing the ABL Obligations as provided in Sections 2.1 and 3.1. Until the Discharge of ABL Obligations, neither the Term Loan Collateral Agent nor any other Term Loan Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3    No New Liens. So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, no ABL Grantor shall:

(a)    grant or permit any additional Liens on any asset or property of such ABL Grantor to secure any Term Loan Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; provided that this provision will not be violated with respect to any ABL Obligations if the ABL Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property of any ABL Grantor and either the ABL Borrower or the ABL Collateral Agent states in writing that the ABL Loan Documents prohibit the ABL Collateral Agent from accepting a Lien on such asset or property of the ABL Grantor, or the ABL Collateral Agent otherwise expressly declines to accept a Lien on such asset or property of the ABL Grantor (any such prohibited or declined lien, a “ABL Declined Lien”).

(b)    grant or permit any additional Liens on any asset or property of such ABL Grantor to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations; provided that this provision will not be violated with respect to any Term Loan Obligations if the Term Loan Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property of any ABL Grantor and either the ABL Borrower or the Term Loan Collateral Agent states in writing that the Term Loan Documents prohibit the Term Loan Collateral Agent from accepting a Lien on such asset or property of the ABL Grantor, or the Term Loan Collateral Agent otherwise expressly declines to accept a Lien on such asset or property of the ABL Grantor (any such prohibited or declined lien, a “Term Loan Declined Lien” and, together with the ABL Declined Liens, the “Declined Liens”).

If the Term Loan Collateral Agent or any Term Loan Claimholder shall hold any Lien on any assets or property of any ABL Grantor securing any Term Loan Obligations that are not also subject to the first-priority Liens, other than any Declined Liens, securing all ABL Obligations under the ABL Collateral Documents, the Term Loan Collateral Agent or Term Loan Claimholder (i) shall notify the ABL Collateral Agent promptly upon becoming aware thereof and, unless such ABL Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the ABL Collateral Agent as security for the ABL Obligations, the Term Loan Collateral Agent and Term Loan Claimholders shall be deemed to hold and have held such Lien for the benefit of the ABL Collateral Agent and the other ABL Claimholders, other than any ABL Claimholders whose ABL Loan Documents prohibit them from taking such Liens, as security for the ABL Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any ABL Collateral Agent and/or the ABL Claimholders, the Term Loan Collateral Agent, on behalf of each Term Loan Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of the ABL Obligations, cash and cash equivalents may be pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the ABL Loan Documents without granting a Lien thereon to secure any Term Loan Obligations. Nothing in this Section 2.3 shall apply to any assets or property of any Person other than the ABL Grantors.

2.4    Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the ABL Collateral Agent or the ABL Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the ABL Priority Collateral for the benefit of the Term Loan Collateral Agent or the Term Loan Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Claimholders on the one hand and the Term Loan Claimholders on the other hand with respect to the ABL Priority Collateral and such provisions shall not impose on the ABL Collateral Agent, the ABL Claimholders, the Term Loan Collateral Agent, the Term Loan Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any ABL Priority Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.5    Nature of ABL Obligations. Each Term Loan Collateral Agent, on behalf of itself and each Term Loan Claimholder represented by it, acknowledges that a portion of the ABL Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, and that, the terms of the ABL Loan Documents and the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Loan Collateral Agents or the other Term Loan Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.

SECTION 3.    Enforcement.

3.1    Exercise of Remedies.

(a)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, the Term Loan Collateral Agent and the Term Loan Claimholders:

(1)    will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the ABL Priority Collateral;

(2)    will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Claimholder or any other exercise by the ABL Collateral Agent or any ABL Claimholder of any rights and remedies under the ABL Loan Documents or otherwise, in each case, to the extent relating to the ABL Priority Collateral (including any Enforcement Action initiated by or supported by the ABL Collateral Agent or any ABL Claimholder) and

(3)    will not object to the forbearance by the ABL Collateral Agent or any ABL Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral, in each case so long as any proceeds received by the ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 and applicable law.

(b)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, the ABL Collateral Agent and the ABL Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Term Loan Collateral Agent shall have the credit bid rights set forth in Section 3.1(c)(5)), in each case, with respect to the ABL Priority Collateral, and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Term Loan Collateral Agent or any other Term Loan Claimholder; provided that any proceeds received by the ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, in each case, with respect to ABL Priority Collateral, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Term Loan Collateral Agent or any Term Loan Claimholder and regardless of whether any such exercise is adverse to the interest of any Term Loan Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)    Notwithstanding the foregoing, with respect to ABL Priority Collateral or an ABL Grantor, the Term Loan Collateral Agent and any other Term Loan Claimholder may:

(1)    file a claim or statement of interest with respect to the Term Loan Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor;

(2)    take any action not adverse to the priority status of the Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of any ABL Collateral Agent or the ABL Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the ABL Priority Collateral and with respect to any ABL Pledged Collateral, take possession or control of such ABL Priority Collateral so long as the ABL Collateral Agent elects in writing not to take possession or control thereof;

(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)    vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan Obligations and the ABL Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Term Loan Collateral Agent or any other Term Loan Claimholder may be inconsistent with the provisions of this Agreement; and

(5)    bid for or purchase ABL Priority Collateral at any public, private or judicial foreclosure upon such ABL Priority Collateral initiated by the ABL Collateral Agent or any other ABL Claimholder, or any sale of ABL Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Term Loan Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of ABL Obligations; and

(6)    engage consultants and perform audits, examinations, and appraisals relating to the enforcement of Liens on any ABL Priority Collateral so long as such actions are not adverse to the rights of the ABL Collateral Agent to exercise remedies thereof and do not materially affect, in the reasonable discretion of the ABL Collateral Agent, the value of the ABL Priority Collateral.

The Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any ABL Priority Collateral in its capacity as a creditor, unless and until the Discharge of ABL Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Section 6.3(b) and this Section 3.1(c), the sole right of the Term Loan Collateral Agent and the Term Loan Claimholders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Loan Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d)    Subject to Sections 3.1(c) and 6.3(b):

(1)    the Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, agrees that the Term Loan Collateral Agent and the Term Loan Claimholders will not take any action with respect to any ABL Priority Collateral that would hinder any exercise of remedies with respect to the ABL Priority Collateral under the ABL Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;

(2)    the Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, hereby waives any and all rights it or the Term Loan Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or any other ABL Claimholder seeks to enforce or collect the ABL Obligations against any ABL Grantor or the Liens securing the ABL Obligations granted in any of the ABL Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or any other ABL Claimholder is adverse to the interest of any Term Loan Claimholder; and

(3)    the Term Loan Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Term Loan Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or any other ABL Claimholder, in each case, with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.

(e)    Except as specifically set forth in this Agreement, the Term Loan Collateral Agent and the other Term Loan Claimholders may exercise rights and remedies as unsecured creditors against the ABL Grantor that has guaranteed or granted Liens to secure the Term Loan Obligations in accordance with the terms of the Term Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any ABL Grantor); provided that in the event that any Term Loan Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) in the same manner as the other Liens on the Term Loan Priority Collateral securing the Term Loan Obligations are subject to this Agreement.

(f)    Except as specifically set forth in Section 3.1(d), nothing in this Agreement shall prohibit the receipt by the Term Loan Collateral Agent or any other Term Loan Claimholder of the required payments of interest, principal and other amounts owed in respect of the Term Loan Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Loan Collateral Agent or any other Term Loan Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien in any assets or property of the ABL Grantor held by any of them or as a result of any other violation by any Term Loan Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or any other ABL Claimholder may have with respect to the ABL Priority Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Loan Collateral Agent or Term Loan Claimholders may have with respect to the Term Priority Collateral.

3.2    Actions Upon Breach; Specific Performance. If any Term Loan Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement with respect to the ABL Priority Collateral, this Agreement shall create an irrebutable presumption and admission by such Term Loan Claimholder that relief against such Term Loan Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Claimholders, it being understood and agreed by the Term Loan Collateral Agent on behalf of each Term Loan Claimholder that (i) the ABL Claimholders’ damages from actions of any Term Loan Claimholder in respect of the ABL Priority Collateral may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Claimholder waives any defense that any ABL Grantor and/or the ABL Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages, in each case in respect of the ABL Priority Collateral. Each of the ABL Collateral Agent and the Term Loan Collateral Agent may demand specific performance of this Agreement. The ABL Collateral Agent, on behalf of itself and each other ABL Claimholder under the ABL Loan Documents, and the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder under the Term Loan Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the ABL Claimholders or the Term Loan Collateral Agent or the Term Loan Claimholders, as the case may be, in each case in respect of the ABL Priority Collateral. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the ABL Collateral Agent on behalf of itself and each other ABL Claimholder or the Term Loan Collateral Agent on behalf of itself and each other Term Loan Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4.    Payments.

4.1    Application of Proceeds. So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, any ABL Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the ABL Collateral Agent or any ABL Claimholder, in each case with respect to the ABL Priority Collateral, shall be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents; provided, that any non-cash Collateral or non-cash proceeds may be held by the ABL Collateral Agent as ABL Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall, in the following order, (i) unless a Discharge of Term Loan Obligations has already occurred, deliver any remaining proceeds of ABL Priority

Collateral held by it to the Term Loan Collateral Agent to be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Documents until a Discharge of Term Loan Obligations and (ii) if a Discharge of Term Loan Obligations has already occurred, deliver such proceeds of ABL Priority Collateral to the ABL Grantor, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2    Payments Over. (a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, any ABL Priority Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Term Loan Collateral Agent or any other Term Loan Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the ABL Priority Collateral, in all cases shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Term Loan Collateral Agent or any such other Term Loan Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.

(b)    So long as the Discharge of ABL Obligations has not occurred, if in any Insolvency or Liquidation Proceeding of any ABL Grantor, the Term Loan Collateral Agent or any other Term Loan Claimholder shall receive any distribution of money or other property in respect of the ABL Priority Collateral (including any assets of any ABL Grantor or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property (other than debt obligations of the reorganized debtor distributed as contemplated by Section 6.6) shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien on any assets or property of any ABL Grantor received by the Term Loan Collateral Agent or any other Term Loan Claimholder in respect of any of the Term Loan Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

4.3    Mandatory Prepayment. (a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, any net proceeds of any sale or other disposal by any ABL Grantor of ABL Priority Collateral other than inventory in the ordinary course of business shall be applied to prepay the ABL Obligations to the extent required under and in accordance with the provisions of Section 2.21(a) of the ABL Credit Agreement, and the amount of any prepayment required under and in accordance with the provisions of Section 6.2.3(b) of the Term Loan Agreement in connection with such asset sale or other disposal will be reduced by the amount of such proceeds applied to permanently repay the ABL Obligations (for the avoidance of doubt, without a permanent reduction of the commitments under the ABL Credit Agreement) or cash collateralize outstanding letter of credit obligations constituting ABL Obligations in such order as specified in the ABL Credit Agreement. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall, in the following order, (i) unless a Discharge of Term Loan Obligations has already occurred, deliver any remaining proceeds thereof held by it to the Term Loan Collateral Agent to be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Documents until a Discharge of Term Loan Obligations and (ii) if a Discharge of Term Loan Obligations has already occurred, deliver such proceeds to the ABL Grantor, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

(b)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any ABL Grantor, any net cash proceeds of any issuance and/or incurrence of indebtedness for borrowed money by any ABL Grantor other than indebtedness permitted to be incurred in accordance with the ABL Credit Agreement shall be applied to prepay the ABL Obligations to the extent required under and in accordance with the provisions of Section 2.21(b) of the ABL Credit Agreement, and the amount of any prepayment required under and in accordance with the provisions of Section 6.2.3(c) of the Term Loan Agreement in connection with the issuance and/or incurrence of such indebtedness will be reduced by the amount of such proceeds applied to permanently repay the ABL Obligations (for the avoidance of doubt, without a permanent reduction of the commitments under the ABL Credit Agreement) or cash collateralize outstanding letter of credit obligations constituting ABL Obligations in such order as specified in the ABL Credit Agreement. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall, in the following order, (i) unless a Discharge of Term Loan Obligations has already occurred, deliver any remaining proceeds thereof held by it to the Term Loan Collateral Agent to be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Documents until a Discharge of Term Loan Obligations and (ii) if a Discharge of Term Loan Obligations has already occurred, deliver such proceeds to the ABL Grantor, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

SECTION 5.    Other Agreements.

5.1    Releases.

(a)    If in connection with any Enforcement Action by the ABL Collateral Agent or any other exercise of the ABL Collateral Agent’s remedies, in each case, in respect of the ABL Priority Collateral (including, without limitation, the disposition of any ABL Priority Collateral by any ABL Grantor during an Event of Default under (and defined in) the ABL Loan Document with the consent of the ABL Collateral Agent), in each case prior to the Discharge of ABL Obligations, the ABL Collateral Agent, for itself or on behalf of any other ABL Claimholder, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Term Loan Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released. The Term Loan Collateral Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to the ABL Collateral Agent or the applicable ABL Grantor such termination statements, releases and other documents in respect of the ABL Priority Collateral as the ABL Collateral Agent or the applicable ABL Grantor may request to effectively confirm the foregoing releases.

(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any ABL Priority Collateral by any ABL Grantor (collectively, a “Disposition”) permitted under the terms of the ABL Loan Documents and not prohibited under the terms of the Term Loan Documents (other than in connection with an Enforcement Action or other exercise of the ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral which shall be governed by Section 5.1(a)), the ABL Collateral Agent, for itself or on behalf of any other ABL Claimholder, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Term Loan Collateral Agent, for itself and for the benefit of the other Term Loan Claimholders, on such ABL Priority Collateral shall be automatically, unconditionally and simultaneously released unless such release is in connection with, or following, the Discharge of the ABL Obligations. The Term Loan Collateral Agent, for itself or on behalf of each other Term Loan Claimholder, shall promptly execute and deliver to the ABL Collateral Agent or the ABL Grantor such termination statements, releases and other documents as the ABL Collateral Agent or the applicable ABL Grantor may request to effectively confirm such release.

(c)    Until the Discharge of ABL Obligations occurs, the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Collateral Agent and such Term Loan Claimholder or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.

(d)    Until the Discharge of ABL Obligations occurs, to the extent that the ABL Collateral Agent or any ABL Claimholder (i) has released any Lien on ABL Priority Collateral and any such Liens are later reinstated or (ii) obtains any new Liens from any ABL Grantor, then the Term Loan Collateral Agent, for itself and for the other Term Loan Claimholders, shall be granted a Lien on any such ABL Priority Collateral (except to the extent such Lien represents a Term Loan Declined Lien with respect to the Term Loan Obligations represented by the Term Loan Collateral Agent), subject to the lien subordination provisions of this Agreement.

5.2    Insurance. Unless and until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent and the other ABL Claimholders shall have the sole and exclusive right, subject to the rights of the ABL Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral. Unless and until the Discharge of ABL Obligations has occurred, and subject to the rights of the ABL Grantors under the ABL Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral shall be paid to the ABL Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, if a Discharge of ABL Obligations has occurred, and subject to the rights of the ABL Grantors under the Term Loan Documents, the balance of such proceeds shall be paid to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders to the extent required under the Term Loan Documents and then, if a Discharge of Term Loan Obligations has occurred, any remaining balance shall be paid to the ABL Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Until the Discharge of ABL Obligations has occurred, if the Term Loan Collateral Agent or any other Term Loan Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in respect of ABL Priority Collateral in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.2.

5.3    Amendments to ABL Loan Documents and Term Loan Documents.

(a)    The ABL Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the ABL Debt may be Refinanced, in each case, without notice to, or the consent of the Term Loan Collateral Agent or the other Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the Term Loan Collateral Agent to the terms of this Agreement.

(b)    The Term Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Term Loan Debt may be Refinanced, in each case, without notice to, or the consent of the ABL Collateral Agent or any other ABL Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the ABL Collateral Agent to the terms of this Agreement

(c)    In the event any ABL Collateral Agent or the ABL Claimholders and the ABL Grantor enter into any amendment, waiver or consent in respect of any of the ABL Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Collateral Document, in each case in respect of the ABL Priority Collateral or changing in any manner the rights of the ABL Collateral Agent, such ABL Claimholders or any ABL Grantor thereunder in respect of the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Term Loan Collateral Document without the consent of the Term Loan Collateral Agent or any other Term Loan Claimholder and without any action by the Term Loan Collateral Agent or any ABL Grantor, provided that:

(1)    no such amendment, waiver or consent shall have the effect of:

(A)    removing assets subject to the Lien of the Term Loan Collateral Documents on any ABL Priority Collateral, except to the extent that a release of such Lien is required by Section 5.1 and provided that there is a corresponding release of the Liens securing the ABL Obligations;

(B)    imposing duties on the Term Loan Collateral Agent without its consent;

(C)    permitting other Liens on the ABL Priority Collateral not permitted under the terms of the Term Loan Documents or Section 6; or

(D)    being prejudicial to the interests of the Term Loan Claimholders to a greater extent than the ABL Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)    notice of such amendment, waiver or consent shall have been given to the Term Loan Collateral Agent within ten Business Days after the effective date of such amendment, waiver or consent.

5.4    Confirmation of Subordination in Term Loan Collateral Documents. Each ABL Grantor agrees that each Term Loan Collateral Document in respect of ABL Priority Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Term Loan Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Term Loan Collateral Agent hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of August 29, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among PNC Bank, National Association, as ABL Collateral Agent and BNP Paribas, as Term Loan Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control, to the extent provided therein.”

5.5    Gratuitous Bailee/Agent for Perfection.

(a)    The ABL Collateral Agent agrees to hold that part of the ABL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such ABL Priority Collateral being the “ABL Pledged Collateral”) as collateral agent for the ABL Claimholders and as gratuitous bailee for the Term Loan Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Term Loan Documents, respectively, on ABL Priority Collateral subject to the terms and conditions of this Section 5.5. Solely with respect to any ABL Priority Collateral constituting deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the ABL Collateral Agent, the ABL Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Term Loan Collateral Agent (except with respect to cash and cash equivalents held in such deposit accounts pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the ABL Loan Documents), subject to the terms and conditions of this Section 5.5. Prior to a Discharge of ABL Obligations, at the request of the ABL Collateral Agent, the Term Loan Collateral Agent shall turn over possession of any ABL Pledged Collateral in possession of the Term Loan Collateral Agent to the ABL Collateral Agent.

(b)    The ABL Collateral Agent shall have no obligation whatsoever to the other ABL Claimholders, the Term Loan Collateral Agent or any Term Loan Claimholder to ensure that the ABL Pledged Collateral is genuine or owned by any ABL Grantor, to perfect the security interest of the Term Loan Collateral Agent or other Term Loan Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the ABL Collateral Agent under this Section 5.5 shall be limited solely to holding the ABL Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the ABL Pledged Collateral upon a Discharge of ABL Obligations as provided in Section 5.5(d).

(c)    No ABL Collateral Agent or any other ABL Claimholder shall have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Term Loan Collateral Agent or any other Term Loan Claimholder and the Term Loan Collateral Agent and the Term Loan Claimholders hereby waive and release the ABL Collateral Agent and the other ABL Claimholders from all claims and liabilities arising pursuant to the ABL Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the ABL Pledged Collateral. It is understood and agreed that the interests of the ABL Collateral Agent and the other ABL Claimholders, on the one hand, and the Term Loan Collateral Agent and the Term Loan Claimholders on the other hand, may differ and the ABL Collateral Agent and the ABL Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Term Loan Collateral Agent or the Term Loan Claimholders.

(d)    Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver the remaining ABL Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), in the following order: (i) if a Discharge of Term Loan Obligations has not already occurred, to the Term Loan Collateral Agent, (ii) if a Discharge of Term Loan Obligations has already occurred, to the ABL Grantor or to whomever may be lawfully entitled to receive the same. Following the Discharge of ABL Obligations, ABL Collateral Agent further agrees to take all other action reasonably requested by Term Loan Collateral Agent at the expense of the ABL Grantor in connection with the Term Loan Collateral Agent obtaining a first-priority security interest in the ABL Priority Collateral. After the Discharge of ABL Obligations has occurred, upon the Discharge of Term Loan Obligations, Term Loan Collateral Agent shall deliver the remaining ABL Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty) to the ABL Grantor or to whomever may be lawfully entitled to receive the same.

5.6    When Discharge of ABL Obligations Deemed to Not Have Occurred. (a) If, at any time after the Discharge of ABL Obligations has occurred or contemporaneously therewith, any ABL Grantor enters into any Refinancing of any ABL Loan Document evidencing an ABL Obligation, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations), and, from and after the date on which the New ABL Debt Notice is delivered to the Term Loan Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the ABL Loan Document shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of ABL Priority Collateral set forth herein, and the ABL Collateral Agent under such ABL Loan Documents shall be the ABL Collateral Agent for all purposes of this Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New ABL Debt Notice”) stating that any ABL Grantor has entered into a new ABL Loan Document (which notice shall include the identity of the new ABL Collateral Agent, such agent, the “New ABL Agent”), the Term Loan Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such ABL Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New ABL Agent any ABL Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such ABL Pledged Collateral). The New ABL Agent shall agree in a writing addressed to the Term Loan Collateral Agent and the Term Loan Claimholders to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Loan Documents are secured by assets of any ABL Grantor constituting ABL Priority Collateral that do not also secure the Term Loan Obligations, then the Term Loan Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the Term Loan Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Term Loan Declined Lien. This Section 5.6(a) shall survive termination of this Agreement.

(b) If, at any time after the Discharge of Term Loan Obligations has occurred or contemporaneously therewith, any ABL Grantor enters into any Refinancing of any Term Loan Document evidencing a Term Loan Obligation, then such Discharge of Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Term Loan Obligations), and, from and after the date on which the New Term Loan Debt Notice is delivered to the ABL Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the Term Loan Document shall automatically be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of ABL Priority Collateral set forth herein, and the Term Loan Collateral Agent under such Term Loan Documents shall be the Term Loan Collateral Agent for all purposes of this

Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New Term Debt Notice”) stating that any ABL Grantor has entered into a new Term Loan Document (which notice shall include the identity of the new Term Loan Collateral Agent, such agent, the “New Term Loan Agent”), the ABL Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such ABL Grantor or such New Term Loan Agent shall reasonably request in order to provide to the New Term Loan Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The New Term Loan Agent shall agree in a writing addressed to the ABL Collateral Agent and the ABL Claimholders to be bound by the terms of this Agreement. If the new Term Loan Obligations under the new Term Loan Documents are secured by assets of any ABL Grantor constituting ABL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a first-priority Lien on such assets to the same extent provided in the ABL Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes an ABL Declined Lien. This Section 5.6(b) shall survive termination of this Agreement.

5.7    Purchase Right. (a) Without prejudice to the enforcement of any of the ABL Claimholders’ remedies under the ABL Loan Documents in respect of the ABL Priority Collateral, this Agreement, at law or in equity or otherwise, if there is (i) an acceleration of any of the ABL Obligations in accordance with the terms of the applicable ABL Loan Documents, (ii) a payment default under any ABL Loan Document that has not been cured or waived by the applicable ABL Claimholders within 60 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any ABL Grantor (each event, a “Purchase Event”), then the Term Loan Claimholders may within 20 Business Days of such Purchase Event purchase (the “Purchase Period”) the entire aggregate amount (but not less than the entirety) of outstanding ABL Obligations (including unfunded commitments under any ABL Loan Document that have not been terminated at such time) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the ABL Claimholders. Within ten (10) Business Days of the occurrence of a Purchase Event, the Term Loan Claimholders desiring to purchase all of the ABL Obligations (the “Purchasing Creditors”) may deliver a written notice (the “Purchase Notice”) to the ABL Collateral Agent that (1) is signed by the Purchasing Creditors, (2) states that delivery of such Purchase Notice constitutes an irrevocable election by (A) the Purchasing Creditors to collectively purchase the ABL Obligations for the Purchase Price (defined below) and (B) each Purchasing Creditor to purchase the percentage of all of the ABL Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors, and (4) designates a purchase date (the “Purchase Date”) on which the purchase will occur, that is at least 5 but not more than 20 Business Days after the ABL Collateral Agent’s receipt of the Purchase Notice and, in any event, before the expiration of the Purchase Period. A Purchase Notice will be ineffective if it is received by the ABL Collateral Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist. Upon the ABL Collateral Agent’s receipt of an effective Purchase Notice conforming to this Section 5.7, the Purchasing Creditors will be irrevocably obligated to purchase, and the ABL Claimholders will be irrevocably obligated to sell and assign, the ABL Obligations in accordance with and subject to this Section 5.7.

(b)    The “Purchase Price” will equal the sum of (1) the full amount of all ABL Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations and/or cash management obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant ABL Claimholder to be necessary to collateralize its credit risk arising out of such agreement, and in the case of any secured cash management obligations, an amount determined by the relevant ABL Claimholder to be necessary to collateralize its credit risk arising out of such obligations, but excluding any prepayment penalties or premiums), (2) the cash collateral to be furnished to the ABL Claimholders providing letters of credit under the ABL Loan Documents in such amount (not to exceed 105% thereof) as such ABL Claimholders determine is reasonably necessary to secure such ABL Claimholders in connection with any such outstanding and undrawn letters of credit and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the ABL Claimholders under or pursuant to the ABL Loan Documents on the date of purchase.

(c)    Each ABL Claimholder will retain all rights to indemnification provided in the relevant ABL Loan Documents for all claims and other amounts relating to periods prior to the purchase of the ABL Obligations pursuant to this Section 5.7.

(d)    The purchase and sale of the ABL Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the ABL Claimholders, except that the ABL Claimholders shall severally and not jointly represent and warrant to the Term Loan Claimholders that on the date of such purchase, immediately before giving effect to the purchase;

(1)    the principal of and accrued and unpaid interest on the ABL Obligations, and the fees and expenses thereof owed to the respective ABL Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the ABL Obligations; and

(2)    each ABL Claimholder owns the ABL Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the ABL Loan Documents, in which case the Purchase Price will be appropriately adjusted so that the Term Loan Claimholders do not pay amounts represented by participation interests to the extent that the Term Loan Claimholders expressly assume the obligations under such participation interests).

SECTION 6.    Insolvency or Liquidation Proceedings.

6.1    Finance and Sale Issues. Until the Discharge of ABL Obligations has occurred, if any ABL Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or proceeds thereof on which such ABL Collateral Agent or any other creditor has a Lien, or to permit any ABL Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, will be deemed to have consented to, will not object to, nor support any other Person objecting to, such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the ABL Collateral Agent) and to the extent the Liens on any ABL Priority Collateral securing the ABL Obligations are subordinated to or pari passu with such DIP Financing, the Term Loan Collateral Agent will subordinate its Liens in such ABL Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), to any adequate protection provided to the ABL Claimholders and to any “carve-out” for trustees’ fees and allowed professional’s fees, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.3); provided that (A) nothing herein shall restrict the rights of Term Loan Collateral Agent or the other Term Loan Claimholders to object to any Cash Collateral use or DIP Financing to the same extent as such objections could be raised by a creditor whose claims are not secured by Liens on the ABL Priority Collateral, so long as such objections are not in contravention of the express provisions of this Agreement (other than this Section 6.1), (B) such DIP Financing provides that the Liens granted to any Person in any ABL Priority Collateral in connection with such DIP Financing are subject to this Agreement, (C) such DIP Financing provides that the ABL Claimholders retain a Lien on the ABL Priority Collateral (including proceeds thereof) with the same priority relative to the Liens of the Term Loan Claimholders as existed prior to such Insolvency or Liquidation Proceeding, (D) the interest rate, fees, advance rates, lending limits, and sublimits are commercially reasonable under the circumstances and (E) the terms of such DIP Financing do not compel the ABL Grantor to seek confirmation of a specific plan of reorganization and do not require the liquidation of the ABL Priority Collateral prior to a default under the DIP Financing, it being understood and agreed, however, that the DIP Financing may require that a plan of reorganization or that a motion for the sale of substantially all of the assets of such ABL Grantor(s) outside of a plan of reorganization acceptable to the ABL Claimholders must be filed by a date certain. No Term Loan Claimholder (unless such Term Loan Claimholder is also an ABL Claimholder, but, for the avoidance of doubt, only in its capacity as an ABL Claimholder) may provide, participate in, or join with any Person to provide, DIP Financing to the ABL Grantor secured by Liens on ABL Priority Collateral equal or senior in priority to the Liens securing any ABL Obligations. The Term Loan Collateral

Agent, on behalf of itself and each other Term Loan Claimholder, agrees that it will not oppose any sale of ABL Priority Collateral free and clear of the Liens of the Term Loan Claimholders conducted in accordance with Section 363 of the Bankruptcy Code (or any equivalent provisions in any other applicable jurisdictions) that has been consented to by the ABL Collateral Agent, and it (i) will be deemed to have consented to any such sale, (ii) will agree not to seek consultation rights in connection therewith and (iii) shall not have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any such sale unless the cash portion of any such bid is sufficient to a cause a Discharge of the ABL Obligations. Subject to Section 3.1(c)(4), nothing in this Agreement shall in any way limit or affect the rights of the ABL Claimholders or the Term Loan Claimholders to object to any plan on any basis.

6.2    Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding of any ABL Grantor in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the ABL Collateral Agent for relief from such stay.

6.3    Adequate Protection.

(a)    The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(1)    any request by the ABL Collateral Agent or any other ABL Claimholder for adequate protection under any Bankruptcy Law with respect to ABL Priority Collateral; or

(2)    any objection by the ABL Collateral Agent or any other ABL Claimholder to any motion, relief, action or proceeding based on the ABL Collateral Agent or any ABL Claimholder claiming a lack of adequate protection with respect to ABL Priority Collateral.

(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding of any ABL Grantor:

(1)    if the ABL Claimholders (or any subset thereof) are granted adequate protection with respect to ABL Priority Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Term Loan Collateral Agent, for itself and any other Term Loan Claimholder, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such Cash

Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Term Loan Obligations are so subordinated to the ABL Obligations under this Agreement; and

(2)    the Term Loan Collateral Agent and Term Loan Claimholders shall only be permitted to seek adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding of any ABL Grantor in the form of (A) additional collateral; provided that as adequate protection for the ABL Obligations, the ABL Collateral Agent, on behalf of the ABL Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Term Loan Collateral Agent and the Term Loan Claimholders on such additional collateral; (B) replacement Liens on the ABL Priority Collateral; provided that as adequate protection for the ABL Obligations, the ABL Collateral Agent, on behalf of the ABL Claimholders, is also granted replacement Liens on the ABL Priority Collateral, which Liens shall be senior to the Liens of the Term Loan Collateral Agent and the Term Loan Claimholders on the ABL Priority Collateral; (C) an administrative expense claim against any ABL Grantor; provided that as adequate protection for the ABL Obligations, the ABL Collateral Agent, on behalf of the ABL Claimholders, is also granted an administrative expense claim against such ABL Grantor which is senior and prior to the administrative expense claim of the Term Loan Collateral Agent and the other Term Loan Claimholders; and (D) cash payments with respect to Post-Petition Interest on the Term Loan Obligations to the extent such Post-Petition Interest relates to the value of the Term Loan Claimholders’ Lien on the ABL Priority Collateral; provided that (1) as adequate protection for the ABL Obligations, the ABL Collateral Agent, on behalf of the ABL Claimholders, is also granted cash payments with respect to Post-Petition Interest on the ABL Obligations to the extent such Post-Petition Interest relates to the value of the ABL Claimholders’ Lien on the ABL Priority Collateral, and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Term Loan Obligations outstanding on the date such relief is granted at the interest rate under the Term Loan Documents and accruing from the date the Term Loan Collateral Agent is granted such relief. If any Term Loan Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding of the ABL Grantor with respect to the ABL Priority Collateral (“Term Loan Adequate Protection Payments”), and the ABL Claimholders do not receive payment in full in cash of all ABL Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Term Loan Claimholder shall pay over to the ABL Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Term Loan Adequate Protection Payments received by such Term Loan Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the ABL Obligations; provided that to the extent any portion of the Short Fall represents payments received by the ABL Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the ABL Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Term Loan Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the ABL Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Term Loan Claimholders made pursuant to this Section 6.3(b).

(c)    The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Term Loan Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Term Loan Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4    No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit the ABL Collateral Agent or any other ABL Claimholder from objecting in any Insolvency or Liquidation Proceeding of any ABL Grantor or otherwise to any action taken by the Term Loan Collateral Agent or any of the other Term Loan Claimholders with respect to the ABL Priority Collateral, including the seeking by the Term Loan Collateral Agent or any other Term Loan Claimholder of adequate protection or the asserting by the Term Loan Collateral Agent or any other Term Loan Claimholder of any of its rights and remedies under the Term Loan Documents or otherwise, in each case in respect of the ABL Priority Collateral.

6.5    Avoidance Issues. If any ABL Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any ABL Grantor any amount paid in respect of ABL Obligations (a “Recovery”), then such ABL Claimholder shall be entitled to a reinstatement of its ABL Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of ABL Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section  6.5 shall survive termination of this Agreement.

6.6    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding of any ABL Grantor, debt obligations of the reorganized debtor of any ABL Grantor secured by Liens upon any property of the reorganized debtor of any ABL Grantor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations, notwithstanding any language in any such plan of reorganization to the contrary.

6.7    Post-Petition Interest.

(a)    None of the Term Loan Collateral Agent or any other Term Loan Claimholder shall oppose or seek to challenge any claim by the ABL Collateral Agent or any other ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of any ABL Grantor of ABL Obligations consisting of Post-Petition Interest to the extent of the value of any ABL Claimholder’s Lien on the ABL Priority Collateral, without regard to the existence of the Liens of the Term Loan Collateral Agent or the other Term Loan Claimholders on the ABL Priority Collateral.

(b)    None of the ABL Collateral Agent or any other ABL Claimholder shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any other Term Loan Claimholder for allowance in any Insolvency or Liquidation Proceeding of any ABL Grantor of Term Loan Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Term Loan Collateral Agent, on behalf of the Term Loan Claimholders, on the ABL Priority Collateral (after taking into account the amount of the ABL Obligations).

6.8    Waiver. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, waives any claim it may hereafter have against any ABL Claimholder arising out of the election of any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest, in each case in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding of any ABL Grantor so long as such actions are not in express contravention of the terms of this Agreement.

6.9    Separate Grants of Security and Separate Classification. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, and the ABL Collateral Agent on behalf of itself and each other ABL Claimholder, acknowledges and agrees that:

(a)    the grants of Liens on the ABL Priority Collateral pursuant to the ABL Collateral Documents and the Term Loan Collateral Documents constitute two separate and distinct grants of Liens; and

(b)    because of, among other things, their differing rights in the ABL Priority Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding of any ABL Grantor.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Term Loan Claimholders in respect of the ABL Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against any ABL Grantor in respect of the ABL Priority Collateral (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Claimholders), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the ABL Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding of any ABL Grantor) before any distribution is made in respect of the claims held by the Term Loan Claimholders with respect to the ABL Priority Collateral, with the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, hereby acknowledging and agreeing to turn over to the ABL Collateral Agent, on behalf of itself and each other ABL Claimholder, ABL Priority Collateral or proceeds of ABL Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Loan Claimholders).

6.10    Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code with respect to the ABL Priority Collateral, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any ABL Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

The relative rights of the ABL Claimholders and the Term Loan Claimholders in or to any distributions from or in respect of any ABL Priority Collateral subject to the Liens of the Collateral Agents shall continue after the institution of any Insolvency or Liquidation Proceeding involving the ABL Borrower or any other ABL Grantor, including, without limitation, the filing of any petition by or against the ABL Borrower or any other ABL Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the ABL Borrower or any other ABL Grantor, as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement.

6.11     Other Bankruptcy Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

SECTION 7.    Reliance; Waivers; Etc.

7.1    Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and each other ABL Claimholder, acknowledges that it and such other ABL Claimholders have, independently and without reliance on the Term Loan Collateral Agent or any other Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, acknowledges that it and such other Term Loan Claimholders have, independently and without reliance on the ABL Collateral Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2    No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and each other ABL Claimholder, acknowledges and agrees that none of the Term Loan Collateral Agent or any other Term Loan Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any ABL Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, acknowledges and agrees that none of the ABL Collateral Agent or any other ABL Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Loan Documents, the ownership of any ABL Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent and the other Term Loan Claimholders shall have no duty to the ABL Collateral Agent or any other ABL Claimholder, and the ABL Collateral Agent and the other ABL Claimholders shall have no duty to the Term Loan Collateral Agent or any other Term Loan Claimholder, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any ABL Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3    No Waiver of Lien Priorities.

(a)    No right of the ABL Claimholders, the ABL Collateral Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any ABL Grantor or by any act or failure to act by any ABL Claimholder or the ABL Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any ABL Claimholder, or any of them, may have or be otherwise charged with.

(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the ABL Grantors under the ABL Loan Documents and subject to the provisions of Section 5.3(a)), the ABL Claimholders, the ABL Collateral Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Term Loan Collateral Agent or any other Term Loan Claimholder, without incurring any liabilities to the Term Loan Collateral Agent or any other Term Loan Claimholder and without impairing or releasing the Lien priorities on the ABL Priority Collateral and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Loan Collateral Agent or any other Term Loan Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or any Lien on any ABL Priority Collateral or guaranty by any ABL Grantor of any of the ABL Obligations or any liability of any ABL Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the ABL Priority Collateral held by the ABL Collateral Agent or any of the other ABL Claimholders, the ABL Obligations or any of the ABL Loan Documents;

(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Priority Collateral or any liability of the ABL Grantor to any of the ABL Claimholders or the ABL Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3)    settle or compromise any ABL Obligation of any ABL Grantor or any other liability of any ABL Grantor or any security granted by any ABL Grantor therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations of any ABL Grantor) in any manner or order; and

(4)    exercise or delay in or refrain from exercising any right or remedy against any ABL Grantor or any security granted by any ABL Grantor, and elect any remedy against any ABL Grantor and otherwise deal freely with any ABL Grantor or any ABL Priority Collateral and any security granted by any ABL Grantor and any guarantor or any liability of any ABL Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)    Until the Discharge of ABL Obligations, the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term Loan Priority Collateral.

7.4    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Claimholders and the Term Loan Collateral Agent and the other Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;

(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any ABL Priority Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of any ABL Grantor; or

(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any ABL Grantor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Claimholder, the Term Loan Collateral Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

SECTION 8.    Miscellaneous.

8.1    Integration/Conflicts. This Agreement, the ABL Loan Documents and the Term Loan Documents represent the entire agreement of the ABL Grantors, the ABL Claimholders and the Term Loan Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the ABL Claimholders or the Term Loan Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the ABL Loan Documents or the Term Loan Documents or the Term Loan Intercreditor and Collateral Agency Agreement, the provisions of this Agreement shall govern and control with respect to the ABL Priority Collateral or any actions against any ABL Grantor. In the event of any conflict between the provisions of the Term Loan Intercreditor and Collateral Agency Agreement and the provisions of the ABL Loan Documents, the Term Loan Documents or this Agreement, the provisions of the Term Loan Intercreditor and Collateral Agency Agreement shall govern and control with respect to the Term Priority Collateral and any actions against any ABL Guarantor.

8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination on the ABL Priority Collateral and the ABL Claimholders may continue, at any time and without notice to the Term Loan Collateral Agent or any other Term Loan Claimholder subject to the Term Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the ABL Borrower or any ABL Grantor constituting ABL Obligations in reliance hereof. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding of any ABL Grantor. Any provision of this

Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to any ABL Grantor shall include such ABL Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for any other ABL Grantor (as the case may be) in any Insolvency or Liquidation Proceeding of any ABL Grantor. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (x) the date on which there has been a Discharge of ABL Obligations and (y) the date on which there has been a Discharge of Term Loan Obligations, in each case, subject to Sections 5.6 and 6.5; provided, however, that no termination shall relieve any party of its obligations incurred hereunder prior to the date of termination.

8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no ABL Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement, except with respect to this Section 8.3 (including, in each case, each defined term referred to therein to the extent used therein) to the extent such amendment, modification or waiver directly and adversely affects the rights of such ABL Grantor.

8.4    Information Concerning Financial Condition of the ABL Borrower and its Subsidiaries. The ABL Collateral Agent and the ABL Claimholders, on the one hand, and the Term Loan Claimholders and the Term Loan Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the ABL Grantors and all endorsers and/or guarantors of the ABL Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The ABL Collateral Agent and the other ABL Claimholders shall have no duty to advise the Term Loan Collateral Agent or any other Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the ABL Collateral Agent or any of the other ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Term Loan Collateral Agent or any other Term Loan Claimholder, it or they shall be under no obligation:

(a)    to make, and the ABL Collateral Agent and the other ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)    to provide any additional information or to provide any such information on any subsequent occasion;

(c)    to undertake any investigation; or

(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Loan Claimholders or the Term Loan Collateral Agent pays over to the ABL Collateral Agent or the ABL Claimholders under the terms of this Agreement, the Term Loan Claimholders and the Term Loan Collateral Agent shall be subrogated to the rights of the ABL Collateral Agent and the ABL Claimholders; provided that the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. Each ABL Grantor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Term Loan Collateral Agent or the Term Loan Claimholders that are paid over to the ABL Collateral Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations.

8.6    Application of Payments. All payments received by the ABL Collateral Agent or the ABL Claimholders from any ABL Grantor may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Obligations provided for in the ABL Loan Documents. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, agrees to any extension or postponement of the time of payment of the ABL Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the ABL Obligations.

8.7    Submission to Jurisdiction; Certain Waivers. Each of the ABL Grantor, the ABL Collateral Agent on behalf of itself and each other ABL Claimholder and the Term Loan Collateral Agent on behalf of itself and each Term Loan Claimholder hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other ABL Loan Document or Term Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other ABL Loan Document or Term Loan Document against such ABL Grantor or any of its assets in the courts of any jurisdiction;

(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Documents in any court referred to in Section 8.7(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)    consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.9 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)    agrees that service as provided in Section 8.7(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.8    WAIVER OF JURY TRIAL.

EACH PARTY HERETO, AND EACH ABL GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND EACH ABL GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND EACH ABL GRANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.9    Notices. All notices to the Term Loan Claimholders and the ABL Claimholders permitted or required under this Agreement shall be sent to the Term Loan Collateral Agent and the ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10    Further Assurances. The ABL Collateral Agent, on behalf of itself and each other ABL Claimholder under the ABL Loan Documents, and the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder under the Term Loan Documents, and each ABL Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the Term Loan Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities in respect of the ABL Priority Collateral contemplated by this Agreement.

8.11    APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.12    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the other ABL Claimholders, the Term Loan Collateral Agent, the other Term Loan Claimholders, the ABL Grantors, and their respective successors and assigns from time to time. If either of the ABL Collateral Agent or the Term Loan Collateral Agent resigns or is replaced pursuant to the ABL Loan Documents or the Term Loan Documents, as applicable, its successor and/or assign shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any ABL Grantor, including where any such bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing ABL Priority Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.13    Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.14    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts , and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.15    Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16    No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the ABL Claimholders and the Term Loan Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Collateral Agent and the other ABL Claimholders on the one hand and the Term Loan Collateral Agent and the other Term Loan Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the ABL Claimholders or as among the Term Loan Claimholders. Other than as set forth in Section 8.3, none of any ABL Grantor or any other creditor shall have any rights hereunder and neither any ABL Grantors nor any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any ABL Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.

8.17    Additional ABL Grantors. Each of ABL Borrower and GP Commodity agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any ABL Collateral Document or any Term Loan Collateral Document pursuant to which such Subsidiary has or will grant a lien on any its assets to secure any ABL Obligations or Term Loan Obligations shall either execute this Agreement on the date hereof or shall confirm that it is an ABL Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such ABL Collateral Document or such Term Loan Collateral Document.

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION,
as ABL Collateral Agent

By:	/s/ Lee Labine
Name: Lee Labine
Title: Senior Vice President

NOTICE ADDRESS:

PNC Bank, National Association
200 South Wacker Drive, Suite 600
Chicago, Illinois 60606
Attention: Portfolio Manager
Telephone: 312-454-2920
Facsimile: 312-454-2919

[Signature Page to Intercreditor Agreement for ABL — Trade Facility]

BNP PARIBAS,
as Term Loan Collateral Agent

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro
Title: Managing Director

By:	/s/ James McHale
Name: James McHale
Title: Managing Director

NOTICE ADDRESS:

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Attention: Keith Richards
Email: keith.richards@us.bnpparibas.com

[Signature Page to Intercreditor Agreement for ABL — Trade Facility]

Acknowledged and Agreed to by:

GREEN PLAINS TRADE GROUP LLC

By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

GREEN PLAINS COMMODITY MANAGEMENT LLC

By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

NOTICE ADDRESS:

1811 Aksarben Drive
Omaha, NE 68106
Attention: Michelle Mapes - EVP General Counsel & Corporate Secretary
Facsimile: (402) 952-4916
Email: michelle.mapes@gpreinc.com

[Signature Page to Intercreditor Agreement for ABL — Trade Facility]